                                                                       EX-99.p.3

                                 CODE OF ETHICS
                      Lincoln Financial Distributors, Inc.

CREDO

It is the duty of all Lincoln Financial  Distributors,  Inc. ("LFD")  employees, officers,  and directors to conduct  themselves with integrity and at all times.
In the  interest of this Credo,  all  personal  transactions  will be  conducted consistent  with this Code of Ethics  ("Code")  and in such a manner as to avoid any actual or  potential  conflict of  interest or any abuse of an  individual's position of trust and responsibility.  The fundamental  standard of this Code is that personnel should not take any inappropriate advantage of their position.

A purpose of this Code, among others,  is to comply, to the extent applicable to
LFD in its various roles,  with Rule 17j-1 under the  Investment  Company Act of
1940 (the  "Act").  Except as provided in this Code,  all reports of  securities transactions and any other  information filed with a party to whom such a report or provision of information is required shall be treated as confidential.

Standards of Conduct and Compliance with Laws

Pursuant to Rule 204A-1  under the Advisers Act and pursuant to Rule 17j-1 under the Act it is unlawful  for any  investment  adviser or  principal  underwriter, including any LFD employees, officers, directors or partners, thereof, to:

   1.   Employ  any  device,   scheme  or  artifice  to  defraud   the  Delaware

        Investments  Family  of Funds, the Optimum Funds or the Lincoln Variable
        Insurance   Products Trust or any other Investment Company, as that term is defined in the Investment  Company Act of 1940,  as amended, (herein, generally, the "Fund" or "Funds") or;

   2.   Make any untrue statement of a material fact or omit to state a material fact necessary in order  to make the  statements  made,  in light of the circumstances in which they are made, not misleading;

   3.   Engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

   4.   Engage in any manipulative practice.

Prohibited Activities

The  following  restrictions  apply to LFD  employees,  officers,  directors and partners:

        o Insider Trading
          Insider  trading is a  prohibited  practice  of trading in  securities based on material nonpublic information. All LFD employees,  officers, directors are prohibited from trading,  either personally or on behalf of others (including  family),  on material  nonpublic  information or from  communicating  material nonpublic  information to others.  These individuals  are also  prohibited  from giving  advice based on inside information.

        o Use of Unapproved Advertisements and Sales Materials
          All  advertisements  and  sales  materials  which  will be used with a prospect or client of the financial intermediaries must be approved by
          Compliance prior to use.

        o Mutual Fund Late Trading and Market Timing Abuses

        o Late  trading is  illegal  under SEC Rules  because late trading would permit a purchase  or  redemption  order  received  after 4:00 p.m. to receive the share price calculated as of 4:00 p.m. that same day.

        o Market  timing, while  not illegal,  harms fund investors;  therefore, market  timing  is  strongly  discouraged.  If the  Funds  have  rules restricting  market timing,  those rules must be strictly followed and enforced by LFD.

        o The  Board  of  Trustees/Directors  of the Funds ("the  Boards")  have adopted policies and procedures designed to detect,  deter and prevent trading activity detrimental to the Funds and their shareholders, such as market timing.  With respect to those Funds which discourage market timing,  purchase orders by  shareholders  identified as market timers may be rejected. All mutual funds (as defined by the Act) that advised or sub-advised by Delaware Investments, Inc. are subject to the 60-day holding period before  selling shares of the Funds at a profit.  Note:
          Closing positions at a loss is not prohibited.

        o All  LFD employees,  officers,  directors and partners are prohibited from engaging in selective sharing or disclosure of any Fund portfolio holdings  information in a manner inconsistent with the written policy regarding the dissemination of portfolio holdings  information for the
          Delaware  Investments  Family of Funds or the written  policies of any
          Funds having constraints.

        o All  LFD  employees,  officers,  directors and partners are prohibited from using Fund  information  for their own  personal  gain or for any clients of the firm.

        o Any  LFD  employees, officers, directors or partners who own any Funds must hold them in-house directly with Delaware Investments, Inc.

        o Selling Away
          A registered  representative  must obtain  written  approval  from LFD
          Compliance   prior  to   participating   in  any  private   securities
          transaction;  such  activity  may  result  in  selling  away  which is
          prohibited.   A  private  securities  transaction  is  any  securities
          transaction that is executed outside,  or away from the supervision of
          LFD.  The  definition  includes  money-raising  activities,  offerings involving a limited number of purchases or sales,  issuing  promissory
          notes,   purchase  of  private  placement  and  multi-level  marketing programs.

        o Purchase of Initial Public Offerings
          All LFD employees,  officers,  directors, partners or any other person who receives material support from such employee, officer, director or partner are prohibited from purchasing Initial Public Offerings.

        o Engage In Prohibited Sales and Marketing Practices
          Certain sales practices are specifically prohibited by various Federal and State laws,  and the NAIC Model Unfair Trade  Practices Act, which has been adopted by many states. Among such prohibited sales practices are:

        o Churning
        o Twisting
        o Switching
        o Arranging for credit
        o Bashing
        o Deceptive Practices
        o Fraud
        o High Pressure Tactics
        o Rebating
        o Unfair Trade Practices

     A  comprehensive  list of policies and  procedures  are included in the LFD
     Compliance Manual.

        o Sanctions for Violations of Prohibited Activities
          Engaging in any of the Prohibited Activities may subject an individual to sanction including a fine, suspension or termination.

Protection of Lincoln Client Nonpublic Information

LFD only  allows  access  to  Lincoln  client  non-public  information  to those individuals  who need to know it in order to provide  products or  services,  or perform services on LFD's behalf.  Individuals who have access to Lincoln client
non-public   information  must  keep  such  information  strictly  confidential.
Officers, directors, registered principals and registered representatives of LFD and any associated  persons, as defined below, must prevent disclosure of client nonpublic  information to individuals who do not need the information to perform their duties.

Required Reports

The  following  reports are required to be made by all LFD  associated  persons.
"Associated persons" include any employees,  officers, directors and partners of
LFD.

o    At employment or engagement,  disclose outside brokerage accounts, together with the  holdings  therein,  in which  they  have a direct  or  beneficial ownership and thereafter  disclose any new outside such brokerage  accounts and holdings in which they have a direct or beneficial ownership interest.

o    Direct  their  brokers  to supply  to LFD  Compliance,  on a timely  basis, duplicate  copies of all  confirmations  and  statements for all securities accounts.

o    Annually certify that they have read the Code of Ethics and any amendments, and fully comply with this Code of Ethics.

Records  of the  above  disclosures  shall be  deemed  to be  "reports"  and all disclosures  shall  be  made  and  reported  in a  manner  consistent  with  the requirements of Rule 17j-1.

Reporting Violations

The supervisory principals and managers shall report to the LFD Chief Compliance
Officer (the "CCO") any apparent  violations  of the  prohibitions  or reporting requirements  contained in this Code of Ethics.  The CCO will review the reports made and determine whether or not the Code

of Ethics has been violated and shall determine what  sanctions,  if any, should be imposed in addition to any that may already have been imposed.

The CCO will advise the Boards of any issues  arising  under the Code of Ethics, including, but not limited to, information about material violations of the Code of Ethics and sanctions imposed in response to the material violations.

Recordkeeping

LFD must keep copies of:

o    LFD's Code of Ethics
o    Records  of  violations  of the Code and  actions  taken as a result of the violations
o    Records  acknowledging  all associated  persons' written  acknowledgment of
     LFD's Code of Ethics
o    A list of all LFD  associated  persons who are, or within the previous five year period  have been,  required  to make  reports to LFD  pursuant to the
     Required   Reports  section  above.of  all  reports  provided  by  all  LFD associated persons

Revised - 06/2007